                                                                   EXHIBIT 10.47

                          MANAGEMENT RIGHTS AGREEMENT

     This Management Rights Agreement (this "Agreement") is entered into as of
               , 1994 among TPG PARTNERS, L.P., a Texas limited partnership ("TPG"), TPG GENPAR, L.P., a Texas limited partnership and the sole general partner of TPG ("GenPar"), and AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company" and, together with TPG and GenPar, the "Parties").

     WHEREAS, TPG is a limited partner of AmWest Partners, L.P., a Texas limited partnership ("AmWest");

     WHEREAS, AmWest and the Company have heretofore entered into a Third Revised Investment Agreement dated April 21, 1994 (the "Investment Agreement") pursuant to which AmWest has agreed to make an investment in the Company (the "Investment") whereby AmWest will acquire, among other securities, shares of common stock of the Company ("Common Stock") together with warrants entitling AmWest to acquire additional shares of Common Stock; and

     WHEREAS, this Agreement is being entered into at the request of, and as an accommodation to, TPG and GenPar solely to confer upon TPG certain management rights designed to enable TPG, from and after the consummation of the Investment, to preserve its status as a "venture capital operating company" for purposes of section 406 of the Employee Retirement Income Security Act of 1974, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings assigned to them below:

          "Confidential Information" means (a) financial information of the Company, whether or not marked or otherwise identified as confidential, (b) strategic information relating to the business of the Company, whether or not marked or otherwise identified as confidential, including business plans, marketing strategy, route strategy and operations strategy, and (c) all other information which is marked or otherwise identified by or on behalf of the Company as confidential; provided, however, Confidential Information shall not include any information that (i) at the time of its disclosure under this Agreement, is already known to TPG, (ii) is or becomes generally available to the public other than as a result of a disclosure by TPG, GenPar or any of their affiliates, partners, employees or representatives or (iii) is obtained by TPG from a person or source who is not prohibited from disclosing such information to TPG or GenPar by contractual, legal or fiduciary obligation to the Company.

          "Effective Date" means the first date on which all of the following shall have occurred:

               (a) the United States Bankruptcy Court for the District of
                   Arizona shall have entered an order confirming a plan of reorganization for the Company complying, in all material respects, to the requirements of the Investment Agreement;

               (b) the order referred to in clause (a) above shall have become effective for all purposes and shall not be subject to any appeal; and

               (c) the Investment shall have been fully completed in accordance with the Investment Agreement and the plan of reorganization referred to in clause (a) above.

          "Term" means the period commencing on the Effective Date and ending on the date thereafter on which TPG ceases for any reason to be the record and beneficial owner of at least 5% of all issued and outstanding shares of Common Stock.

                                   ARTICLE II

                               MANAGEMENT RIGHTS

     2.1 Proposals and Recommendations. During the Term, TPG shall be entitled, from time to time, to make proposals, recommendations and suggestions to the Company relating to the business and affairs of the Company. The Company shall consider in good faith all legitimate proposals, recommendations and suggestions made by TPG during the Term pursuant to the foregoing sentence; provided, however, that nothing in this Agreement shall obligate, or be deemed to obligate, the Company to adopt or implement any proposal, recommendation or suggestion made by or on behalf of TPG.

     2.2 Consultation with Company Management et al. During the Term, the Company shall permit TPG, at all reasonable times and at TPG's expense, to discuss the Company's business and affairs with its officers, directors and independent accountants; provided, in all cases, that:

          (a) TPG shall give at least two business days prior written notice to the Company identifying all person(s) with whom TPG wishes to have discussions and specifying in reasonable detail the nature of the information sought from such person(s) and the purpose(s) for which TPG wishes to obtain such information:

          (b) during any discussion or at any meeting between TPG and such person(s), TPG shall not inquire into matters not specified in such notice; and

          (c) the Company shall have the right to have a representative, in addition to the person(s) being made available, present during any such discussion or meeting.

     2.3 Examination of Books. During the Term, the Company shall permit TPG, at all reasonable times and at TPG's expense, to examine such books, records, documents and other written information in the possession of the Company relating to its affairs as TPG may reasonably request; provided, in all cases, that TPG shall give at least two business days prior written notice to the Company describing in reasonable detail the books, records, documents and other written information which TPG wishes to examine and specifying the purpose(s) for which TPG wishes to make such examinations.

     2.4. Inspection of Properties. During the Term, the Company shall permit TPG, at all reasonable times and at TPG's expense, to visit and inspect the Company's properties; provided, in all cases, that TPG shall give at least two business days prior written notice to the Company describing in reasonable detail the properties which TPG wishes to inspect and specifying the purpose(s) for which TPG wishes to make such inspection.

     2.5. Certain Limitations and Conditions. TPG agrees that it will not request or otherwise seek to obtain any information pursuant to this Agreement, and will not use (or permit to be used) any information obtained pursuant to this Agreement, except for lawful purposes relating solely to TPG's interests as a holder of Common Stock. Without limitation of the foregoing, TPG agrees that it will not use (or permit to be used) any information obtained in connection with this Agreement in any manner which is unlawful or is adverse or detrimental to the Company. As a condition to exercising its examination and inspection rights under Sections 2.3 and 2.4 above, TPG shall be required to comply with the Company's normal requirements regarding health, safety, security and operational matters.

     2.6. Restrictions on Certain Actions of the Company. During the Term, the Company shall not, without first consulting with TPG, (a) change in any material respect the principal lines of business of the Company or (b) dissolve or wind-up the business of the Company.

     2.7. Actions Subject to Applicable Law, etc. Anything herein or elsewhere to the contrary notwithstanding, the rights and obligations of the Parties under this Article II are subject to all applicable laws.

Accordingly, TPG shall not be entitled to exercise or enforce any right purported to be conferred upon it by the provisions of this Article II and the Company shall not be required to perform any of its covenants contained in this
Article II, in each case if and to the extent the exercise or enforcement of such right or the performance of such obligation, as the case may be, would violate or constitute or result in a breach of (i) any law, statute (including, without limitation, antitrust laws and the Delaware General Corporation Law), ordinance, rule or regulation or any injunction, restraining order or other court order or decree applicable to the Company or any of its directors, officers or employees or any pronouncement having the effect of law, (ii) the certificate of incorporation or bylaws of the Company (iii) any contract, lease, commitment, agreement or other instrument (collectively, "Contracts") binding upon the Company. [To the Company's knowledge, the Company is not presently a party to or bound by any Contract which restricts in any material respect performance by the Company of its obligations under this Agreement, and the Company agrees to use best efforts not to enter into any such Contract except upon not less than ten (10) days prior notice to TPG.]

     2.8. Termination. Anything in this Agreement or elsewhere to the contrary notwithstanding, all of the Company's obligations under this Article II shall automatically terminate if (a) TPG of GenPar shall fail for any reason to perform or observe any covenant or agreement on its part to be performed or observed under this Agreement and (b) such failure (if capable of being remedied) shall not be remedied within 15 days after the earlier of (i) the date on which such failure became known to TPG or GenPar and (iii) the date on which written notice thereof shall have been given to TPG or GenPar by the Company.

     2.9 GenPar May Act for TPG. The Parties acknowledge and agree that, so long as GenPar remains a general partner of TPG, GenPar shall be entitled to exercise, in the name and on behalf of TPG, all of the rights granted to TPG pursuant to this Article II.

     2.10 Board of Directors Appointee. Nothing in this Agreement shall (i) impair any rights TPG may have under the Stockholders' Agreement For America West, Inc., dated as of the date hereof, to designate (or participate in the designation of) one or more directors of the Company, (ii) limit or restrict the rights or obligations of any Person resulting solely from such Person's status as an officer, director, shareholder or agent of the Company, or (iii) limit or restrict any rights TPG may have under any other agreements to which the Company is a party or otherwise is bound.

                                  ARTICLE III

                            CONFIDENTIAL INFORMATION

     3.1 Confidentiality. Each of TPG and GenPar agrees to keep and hold in confidence, and cause its employees and representatives to keep and hold in confidence, any and all Confidential Information received pursuant to or by reason of this Agreement. In furtherance of the foregoing, each of TPG and GenPar agrees that it will not, without the prior written consent of the Company, either during and after the termination of this Agreement:

          (a) divulge, furnish disseminate, disclose, communicate or otherwise appropriate or make accessible to any other person (other than its employees and representatives on a "need to know" basis) or entity, either directly or indirectly, any Confidential Information received pursuant to or by reason of this Agreement; or

          (b) fail to take any steps necessary or reasonably requested by the Company to ensure that all such Confidential Information is kept secret and confidential and not used except for the purposes permitted by, and except in compliance with the terms and provisions of, this Agreement.

Notwithstanding the foregoing, a disclosure of Confidential Information by TPG or GenPar which would otherwise be prohibited by this Agreement shall be permitted if such disclosure is compelled by law or by legal process, but then only if TPG or GenPar, as the case may be, (i) takes all reasonable steps to preserve the confidentiality of such Confidentiality Information, (ii) gives the Company prompt written notice of the legal process and provides the Company, to the extent practicable, the opportunity to seek an appropriate protective order or to pursue such other legal action necessary to preserve the confidentiality of such Confidential

Information and (iii) provides reasonable assistance to, and cooperates with, the Company in its efforts to preserve the confidentiality of such Confidential Information.

     3.2. Return of Confidential Information. If requested by the Company after the Term or after the termination of this Agreement, each of TPG and GenPar agrees to use its best efforts promptly (a) deliver or cause to be delivered to the Company any and all documents containing Confidential Information received pursuant to or by reason of this Agreement and copies thereof which it (or others to whom it has disclosed the same) may have and (b) permanently erase or cause to be erased all such Confidential Information from any computer memory or storage.

     3.3 Indemnification. Each of TPG and GenPar shall indemnify and save the Company and its officers, directors, employees, agents, representatives, shareholders and successors harmless from and against any damage, liability, loss, claim, cost, debt, expense, obligation, public charge, suit or deficiency of any kind or nature (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or the defense of any claim whether or not litigation is commenced) arising out of, resulting from or relating to any breach by it of any of the provisions of
Article II hereof or this Article III.

                                   ARTICLE IV

                                 MISCELLANEOUS

     4.2. Remedies. The Parties acknowledge and agree that the covenants and undertakings contained in this Agreement relate to matters which are of a special, unique and extraordinary character and that (a) a violation of any of the terms of this Agreement by any of the Parties to this Agreement will cause irreparable injury to the other Parties hereto, (b) the amount of such injury will be difficult, if not impossible, to estimate or determine and (c) the amount of such injury will not be capable of being adequately compensated for by monetary damages. Therefore, the Parties acknowledge and agree that the restrictions contained in this Agreement shall be enforceable in a court of equity by a decree of specific performance and that injunctive relief may be applied for and granted in connection with any violation or threatened violation of any of the terms hereof. Such remedies shall be cumulative and not exclusive and shall be in addition to any other remedies which either of the Parties may have under this Agreement, any other agreement or applicable law. In no event shall the Company be liable for incidental, consequential or indirect damages in connection with this Agreement.

     4.3. Expenses. Each of the Parties shall pay its own expenses incident to this Agreement and the transactions contemplated hereby, including all legal fees and disbursements.

     4.4. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     4.5. Amendments and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be valid unless the same is in writing and signed by the Parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom that waiver is sought to be enforced. The failure of any of the Parties at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

     4.6. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations by or among the Parties with respect to the actions contemplated hereby, and supersedes all prior agreements, arrangements and understandings by or among the Parties relating to such actions, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, by or among the Parties except as set forth herein.

     4.7. Notices. All notices hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or by prepaid express courier to the Parties at the following addresses or facsimile numbers:

    If to the Company:                        America West Airlines, Inc.
                                              51 West Third
                                              Second Floor
                                              Phoenix, AZ 85281
                                              Attention: William A. Franke and
                                              Martin J. Whalen
                                              Fax Number: 602-693-5904

    If to TPG or GenPar                       Texas Pacific Group
                                              600 California Street
                                              Suite 1850
                                              San Francisco, CA 94108-2704
                                              Attention: James G. Coulter
                                              Fax Number: 415-380-8048

All such notices will (i) if delivered personally to the address provided in or pursuant to this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number provided in this Section, be deemed given upon receipt and (iii) if delivered by mail or by express courier in the manner described above to the address provided in or pursuant to this Section, be deemed given upon receipt. Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to such Party by giving notice specifying such change to the other Parties.

     4.8. Applicable Law. THIS AGREEMENT IS BEING EXECUTED IN THE STATE OF ARIZONA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN ANY COURT IN THE STATE OF ARIZONA. EACH OF THE PARTIES HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT IN THE STATE OF ARIZONA AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

     4.9. Assignments. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the Parties and any attempt to do so shall be null and void. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns.

     4.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and together which shall constitute one instrument.

     4.11. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right, remedy or claim in any creditor or other person or entity (other than the Parties), and this Agreement is not intended in any respect to be, and shall not be construed in any respect to be, a contract in whole or in part for the benefit of any third party.

     4.12. Further Assurances. Each of the Parties agrees to execute any and all documents, and to perform any and all other acts, reasonably necessary to accomplish the purposes of this Agreement.

     4.13. Captions. The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

     4.14. Construction. Each of the Parties acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

                                 TPG PARTNERS, L.P

                                 By: TPG GenPar, L.P., General Partner

                                    By:__________________ , General Partner

                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________

                                 TPG GENPAR, L.P.

                                   By:______________________, General Partner

                                      By:________________________________

                                      Name:______________________________

                                      Title:_____________________________

                                  AMERICA WEST AIRLINES, INC.

                                  By:____________________________________

                                  Name:__________________________________

                                  Title:_________________________________